UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2005

INLAND REAL ESTATE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

            On February 17, 2005, Inland Real Estate Corporation (the “Company”) issued a press release announcing that the Company had acquired Greentree Centre, a 159,268 square-foot multi-tenant retail center located in Caledonia, Wisconsin.  The Company agreed to pay the sellers approximately $11.9 million at the closing, plus future contingent payments in aggregate maximum amount of approximately $1.7 million as currently vacant space is leased.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

            Also on February 17, 2005, the Company issued a press release announcing that the Company had paid a cash dividend of $0.0783 per share on the outstanding shares of its common stock to common stockholders of record at the close of business on January 31, 2005.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

On February 21, 2005, the Company issued a press release announcing that the Company has declared a cash dividend of $0.0783 per share on the outstanding shares of its common stock, payable on March 17, 2005 to common stockholders of record at the close of business on March 4, 2005.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated February 17, 2005
99.2	Press release of Inland Real Estate Corporation, dated February 17, 2005
99.3	Press release of Inland Real Estate Corporation, dated February 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer and Treasurer

Date:  February 21, 2005

exhibit index

Exhibit No.                   Description

Press release of Inland Real Estate Corporation, dated February 17, 2005

Press release of Inland Real Estate Corporation, dated February 17, 2005

Press release of Inland Real Estate Corporation, dated February 21, 2005